Exhibit 10.11

                   SIXTH AMENDMENT TO LINE OF CREDIT AGREEMENT

     THIS SIXTH AMENDMENT TO LINE OF CREDIT AGREEMENT (this "Sixth Amendment") is made and entered into as January 30, 2002, by and among HUGHES SUPPLY, INC. ("Borrower"), a Florida corporation, SUNTRUST BANK, a Georgia banking corporation and successor by merger to SunTrust Bank, Central Florida, National Association, BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., a national banking association, PNC BANK, N.A., a national banking association, THE FIFTH THIRD BANK, a national banking association, and such other financial institutions becoming a party hereto from time to time (individually, a "Lender" and collectively, the "Lenders"), SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and BANK OF AMERICA, N.A., as syndication agent for the Lenders (in such capacity, the "Syndication Agent").

                              W I T N E S S E T H:

     WHEREAS, ABN AMRO Bank, N.V., a banking corporation organized under the laws of the Netherlands, Wachovia Bank, N.A., a national banking association, SouthTrust Bank, an Alabama corporation, formerly known as SouthTrust Bank, N.A. (individually, an "Exiting Lender" and collectively, the "Exiting Lenders"), the Lenders, the Administrative Agent, the Syndication Agent, SouthTrust Bank as co-agent (the "Co-Agent") and the Borrower are party to that certain Line of Credit Agreement dated as of January 26, 1999, as amended by that certain First Amendment to Line of Credit Agreement dated as of September 29, 1999, that certain Second Amendment to Line of Credit Agreement dated as of May 29, 2000, that certain Third Amendment to Line of Credit Agreement dated as of December 13, 2000, that certain Fourth Amendment to Line of Credit Agreement dated as of December 20, 2000, and that certain Fifth Amendment to Line of Credit Agreement dated as of May 31, 2001 (as so amended, and as further amended, restated, supplemented, or otherwise modified, the "Line of Credit Agreement"), pursuant to which the Lenders and the Exiting Lenders made available to Borrower credit facilities subject to the terms and conditions set forth therein; and

     WHEREAS, Borrower has requested an extension of the Line of Credit Termination Date to July 31, 2002 together with certain other modifications to the Line of Credit Agreement (the "Modifications"), the Exiting Lenders and the Co-Agent have not agreed to the Modifications, but the Lenders, the
Administrative Agent and the Syndication Agent are willing to agree to the Modifications on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby amend the Line of Credit Agreement and agree as follows:

                                  A. AMENDMENTS

     1. The preamble to the Line of Credit Agreement is hereby amended by replacing the "Whereas" clause in its entirety with the following:

                    WHEREAS, Borrower has requested that the Lenders establish a $36,250,000 line of credit facility in favor of Borrower, and subject to the terms and conditions contained herein, the Lenders are willing to establish such line of credit facility in favor of Borrower subject to the terms and conditions set forth below;

     2. The Line of Credit Agreement is hereby amended by replacing the definitions of "Line of Credit Commitment" and "Line of Credit Termination Date" in Section 1.01 in their entirety with the following:

                    "Line of Credit Commitment" or "Commitment" shall mean at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages to the Sixth Amendment or in any assignment hereafter executed by any assignee of a Lender pursuant to
     Section 10.06, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

                    "Line of Credit  Termination Date" shall mean the earlier of
     (i) July 31, 2002, and (ii) the date on which the Line of Credit Commitments are terminated in accordance with Article VIII.

     3. The Line of Credit Agreement is hereby amended by adding the following definition of "Sixth Amendment" to Section 1.01 in the proper alphabetical order:

                    "Sixth Amendment" shall mean that certain Sixth Amendment to Line of Credit Agreement, dated as of January 30, 2002, executed by the Borrower, the Lenders, the Administrative Agent and the Syndication Agent.

     4. Section 2.01 is of the Line of Credit Agreement is hereby amended by replacing Section 2.01(c) in its entirety with the following:

          (c) The proceeds of the Line of Credit Loans shall be used solely to provide liquidity for the payment of commercial paper issued by Borrower from time to time pursuant to the Borrower's unrated commercial paper program with SunTrust Bank or any of its Affiliates. Line of Credit Loans plus the amount of all commercial paper issued by Borrower may not at any one time exceed Thirty-Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($36,250,000).

     5. The Line of Credit Agreement is hereby amended by deleting Section 9.12 in its entirety.

     6. Upon this Sixth Amendment becoming effective, (i) the Exiting Lenders shall no longer be deemed "Lenders" under the Line of Credit Agreement, (ii) the Line of Credit Commitment and the Pro Rata Shares of the Lenders under the Line of Credit Agreement shall be deemed adjusted to the amounts and percentages set forth on the signature pages to this Sixth Amendment, (iii) there shall be no Co-Agent under the Line of Credit Agreement, and (iv) any outstanding Loans shall be reallocated among the Lenders based their Pro Rata Shares reflected on the signature pages hereto.

     7. Prior to this Sixth Amendment becoming effective, any outstanding Advances in excess of Thirty-Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($36,250,000) shall be prepaid in accordance with the terms of the Line of Credit Agreement.

                         B. CONDITIONS TO EFFECTIVENESS

     The effectiveness of this Sixth Amendment is conditioned upon (a) all accrued interest and fees due and payable to the Exiting Lenders being paid in full by the Borrower to such Exiting Lenders, (b) the aggregate outstanding Advances under the Line of Credit Agreement being less than or equal to Thirty-Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($36,250,000), and (c) the Administrative Agent's receipt of the following, each dated as of the date hereof, in form and substance reasonably satisfactory in all respects to the Administrative Agent:

     (a) The duly executed original counterparts of this Sixth Amendment;

     (b) The duly executed Consent and Ratification of Guaranty (Line of Credit Agreement), dated as of the date hereof, made by each of the Subsidiaries of Borrower listed on the signature pages thereof;

     (c) The duly executed Supplement to Subsidiary Guaranty Agreement, dated as of the date hereof, made by each of the Subsidiaries of Borrower listed on the signature pages thereof; and

     (d) a certificate of a Secretary or Assistant Secretary of each "Additional Guarantor" (as defined in the Supplement to Subsidiary Guaranty Agreement), certifying such Additional Guarantor's (i) articles of organization or incorporation, (ii) operating agreements or bylaws, and (iii) the unanimous written consent of its members or directors, authorizing the execution, delivery and performance of the Supplement to Subsidiary Guaranty Agreement.

                                C. MISCELLANEOUS

     1. Borrower represents and warrants that after giving effect to this Sixth Amendment and the transactions contemplated hereby, all of the representations and warranties set forth in Article V of the Line of Credit Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

     2. Except as expressly provided herein, the Line of Credit Agreement shall continue in full force and effect, and the unamended terms and conditions of the Line of Credit Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Sixth Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

     3. From and after the date hereof, references to the Line of Credit Agreement shall be references to the Line of Credit Agreement as amended hereby.

     4. This Sixth Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Sixth Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to Section 10.02 of the Line of Credit Agreement.

     5. THIS SIXTH AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

     6. This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document, and shall be effective as of the date first above written.

     7. Borrower shall reimburse the Administrative Agent for the reasonable fees and expenses of counsel for the Administrative Agent in connection with this Sixth Amendment.

     8. Borrower hereby represents and warrants that each of the following Subsidiaries of Borrower has been dissolved and is no longer in existence: (i) ATLANTIC PUMP & EQUIPMENT COMPANY OF MIAMI, INC. , (ii) ATLANTIC PUMP & EQUIPMENT COMPANY OF WEST PALM BEACH, INC., (iii) DOMINION PIPE FABRICATORS, INCORPORATED, (iv) ELEC-TEL SUPPLY COMPANY, (v) PORT CITY ELECTRICAL SUPPLY, INC., and (vi) R & G PLUMBING SUPPLY, INC.

                         [signatures on following page]

          IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Syndication Agent, and the Lenders have caused this Sixth Amendment to be executed as of the date first above written.

Address for Notices:                       BORROWER:

20 N. Orange Avenue                        HUGHES SUPPLY, INC.
Suite 200
Orlando, Florida 32801
Attention: J. Stephen Zepf                 By:_______________________________
                                              Thomas I. Morgan
                                              President

         [SIGNATURE PAGE TO SIXTH AMENDMENT TO LINE OF CREDIT AGREEMENT]

Address for Notices:                SUNTRUST BANK, formerly known as
                                    SUNTRUST BANK, CENTRAL FLORIDA,
                                    NATIONAL ASSOCIATION, individually and as
200 S. Orange Avenue                Administrative Agent
MC 2064
Orlando, Florida 32801
                                    By: ______________________________
Attn: Mr. William C. Barr               Name:
                                        Title:
Telecopy No. (407) 237-4076

Payment Office:

200 S. Orange Avenue
MC 2064
Orlando, Florida 32801

_________________________________________

Line of Credit Commitment: $13,750,000.00

Pro Rata Share of Line of Credit Commitment: 37.93%

         [SIGNATURE PAGE TO SIXTH AMENDMENT TO LINE OF CREDIT AGREEMENT]

Address for Notices:
                                        BANK OF AMERICA, N.A., formerly known as
                                        NATIONSBANK, N.A., individually and as
100 SE 2nd Street, 14th Floor           Syndication Agent
Miami, Florida 33131
Attn: Mr. Richard Starke
                                        By:_______________________________
Telecopy No. (305) 533-2437                Name:
                                           Title:

Payment Office:

Bank of America, N.A.
101 N. Tryon Street
Charlotte, North Carolina  28255
Attn: Ms. Deon Wright

__________________________________________

Line of Credit Commitment: $12,500,000.00

Pro Rata Share of Line of Credit Commitment: 34.48%

         [SIGNATURE PAGE TO SIXTH AMENDMENT TO LINE OF CREDIT AGREEMENT]

Address for Notices:                          PNC BANK, N.A.

249 5th Avenue
Pittsburgh, Pennsylvania 15222
Attn: Mr. Doug King
                                              By:_______________________________
Telecopy No. (412) 762-6484                      Name:
                                                 Title:
Payment Office:

Two PNC Plaza/ Liberty Avenue.
Pittsburgh, Pennsylvania 15222
Attn: Ms. Anita Truchman

________________________________________

Line of Credit Commitment: $6,250,000.00

Pro Rata Share of Line of Credit Commitment: 17.24%

         [SIGNATURE PAGE TO SIXTH AMENDMENT TO LINE OF CREDIT AGREEMENT]

Address for Notices:                       THE FIFTH THIRD BANK

MD 109054
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attn: Mr. Daniel Klus
                                           By:__________________________________
Telecopy No. (513) 579-5226                   Name:
                                              Title:
Payment Office:

MD 109054
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attn: Ms. Amy Buquo

________________________________________

Line of Credit Commitment: $3,750,000.00

Pro Rata Share of Line of Credit Commitment: 10.34%

         [SIGNATURE PAGE TO SIXTH AMENDMENT TO LINE OF CREDIT AGREEMENT]

                      CONSENT AND RATIFICATION OF GUARANTY
                           (Line of Credit Agreement)

          THIS CONSENT AND RATIFICATION OF GUARANTY (the "Consent and Ratification of Guaranty") is made and entered into as of January 30, 2002, by each of the Subsidiaries of Hughes Supply, Inc., a Florida corporation (the "Borrower"), listed on the signature pages hereof (the foregoing corporations, individually a "Guarantor" and collectively the "Guarantors") in favor of SUNTRUST BANK, successor by merger to SunTrust Bank, Central Florida, National Association, individually and as administrative agent (the "Administrative Agent"), BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., individually and as syndication agent (the "Syndication Agent"), and each other bank or other financial institution (collectively, the "Lenders") now or hereafter becoming party to the Line of Credit Agreement (as hereinafter defined; the Lenders, the Administrative Agent and the Syndication Agent are hereinafter collectively referred to herein as the "Guaranteed Parties").

                              W I T N E S S E T H :

          WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent have entered into that certain Line of Credit Agreement, dated as of January 26, 1999, as amended by that certain First Amendment to Line of Credit Agreement, dated as of September 29, 1999, that certain Second Amendment to Line of Credit Agreement, dated as of May 29, 2000, that certain Third Amendment to Line of Credit Agreement, dated as of December 13, 2000, that certain Fourth Amendment to Line of Credit Agreement, dated as of December 20, 2000, that certain Fifth Amendment to Line of Credit Agreement, dated as of May 31, 2001, and that certain Sixth Amendment to Line of Credit Agreement, dated as of the date hereof (as amended and as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Line of Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Line of Credit Agreement), pursuant to which the Lenders made available to the Borrower certain credit facilities subject to the terms and conditions set forth therein;

          WHEREAS, the Guarantors have made and entered into that certain Subsidiary Guaranty Agreement, dated as of January 26, 1999, as supplemented by that certain First Supplement to Subsidiary Guaranty Agreement, dated as of August 31, 1999, by that Second Supplement to Subsidiary Guaranty Agreement, dated as of April 4, 2000, and by that Supplement to Subsidiary Guaranty Agreement, dated as of May 31, 2001, (as so supplemented and as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"), in favor of the Guaranteed Parties, pursuant to which the Guarantors absolutely, unconditionally, jointly and severally, guaranteed to the Guaranteed Parties, the full and prompt payment and performance of all obligations, liabilities and covenants of the Borrower under the Line of Credit Agreement, Line of Credit Notes and the other Credit Documents;

          WHEREAS, as a condition precedent to extending the Line of Credit Termination Date and otherwise modifying the Line of Credit Agreement pursuant to that certain Sixth Amendment to Line of Credit Agreement, dated as of the date hereof (the "Sixth Amendment"), the Guaranteed Parties have required the Guarantors to execute this Consent and Ratification of Guaranty in connection with the execution and delivery of the Sixth Amendment, and the Guarantors wish to fulfill such condition precedent because the modifications contained in the Sixth Amendment shall be beneficial to the Guarantors;

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Guarantors hereby consent and agree as follows:

          1. The Guarantors hereby consent to the execution and delivery by the Borrower of the Sixth Amendment and jointly and severally ratify and confirm the terms of the Guaranty with respect to the indebtedness now or hereafter outstanding under the Line of Credit Agreement as amended to the date hereof and all promissory notes issued thereunder. The Guarantors acknowledge that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Guaranteed Parties or any other obligation of the Borrower, or any actions now or hereafter taken by the Guaranteed Parties with respect to any obligation of the Borrower, the Guaranty (i) is and shall continue to be a primary obligation of the Guarantors,
(ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms, until all amounts payable by the Borrower in favor of the Guaranteed Parties and their successors and assigns under the Line of Credit Agreement shall have been paid in full. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty. As of the date hereof, each Guarantor represents and warrants that it has no defense, offset, or counterclaim against the Guaranteed Parties.

          2. Each Guarantor represents and warrants that, as of the date hereof and after giving effect to the transactions contemplated by the Sixth Amendment, this Consent and Ratification of Guaranty and the other Credit Documents, (i) the assets of such Guarantor, at fair valuation and based on their present fair saleable value, will exceed such Guarantor's debts, including contingent liabilities, (ii) the remaining capital of each Guarantor will not be unreasonably small to conduct such Guarantor's business, and (iii) no Guarantor will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  [remainder of page intentionally left blank]

     IN  WITNESS  WHEREOF,   the  Guarantors  have  executed  this  Consent  and
Ratification of Guaranty as of the date first above written.

                                    GUARANTORS:

Address:                            CAROLINA PUMP & SUPPLY CORP.
20 North Orange Avenue              CAYESTEEL, INC.
Suite 200                           CF FLUID CONTROLS, INC.
Orlando, FL 32801                   CHAD SUPPLY, INC.
Attn: J. Stephen Zepf               COASTAL WHOLESALE, INC.
                                    DOMINION PIPE & SUPPLY CO.
                                    DOUGLAS LEONHARDT & ASSOCIATES, INC.
                                    ELASCO AGENCY SALES, INC.
                                    ELECTRIC LABORATORIES AND SALES
                                             CORPORATION
                                    FES MERGER CORP., INC.
                                    GAYLE SUPPLY COMPANY, INC.
                                    GILLELAND CONCRETE PRODUCTS, INC.
                                    H VENTURE CORP.
                                    HSI ACQUISITION CORPORATION
                                    HSI FUSION SERVICES, INC.
                                    HSI INDIANA, LLC
                                    HSI NORTH CAROLINA, LLC
                                    HUGHES WATER & SEWER COMPANY
                                    HUGHES SUPPLY MANAGEMENT SERVICES, INC.
                                    JUNO INDUSTRIES, INC.
                                    KAMEN SUPPLY COMPANY, INC.
                                    KINGSTON PIPE INDUSTRIES, INC.
                                    MEREX CORPORATION
                                    METALS INCORPORATED
                                    METALS, INC. - GULF COAST DIVISION
                                    MILLS & LUPTON SUPPLY COMPANY
                                    MOORE ELECTRIC SUPPLY, INC.
                                    MOUNTAIN COUNTRY SUPPLY, INC.
                                    OLANDER & BROPHY, INCORPORATED

                                    ONE-STOP SUPPLY, INC.
                                    PAINE SUPPLY OF JACKSON, INC.
                                    PALM POOL PRODUCTS, INC.
                                    PANHANDLE PIPE AND SUPPLY CO., INC.
                                    REACTION SUPPLY CORPORATION
                                    SHRADER HOLDING COMPANY, INC.
                                    STAINLESS TUBULAR PRODUCTS, INC.
                                    USCO INCORPORATED
                                    UNION MERGER CORPORATION
                                    U.S. FUSION SERVICES, INC.
                                    VIRGINIA WATER & WASTE SUPPLY COMPANY, INC.
                                    WCC MERGER CORPORATION
                                    WATERWORKS HOLDING COMPANY
                                    WATERWORKS SALES COMPANY
                                    WHOLESALE ELECTRIC SUPPLY CORPORATION

                                    By: ______________________________________
                                        J. Stephen Zepf
                                        Treasurer

Address:                            HHH, LLC
1403 Foulk Road, Suite 102          HSI CORP.
Wilmington, DE  19803               L&T OF DELAWARE, INC.
                                    Z&L ACQUISITION CORP.

                                    By: ______________________________________
                                        Gordon Stewart
                                        President

Address:                            SOUTHWEST STAINLESS, L.P.
1403 Foulk Road, Suite 102
Wilmington, DE  19803               By: Z&L ACQUISITION CORP.,
                                          its General Partner

                                          By: ____________________________
                                              Gordon Stewart
                                              President

       [SIGNATURE PAGE TO CONSENT AND RATIFICATION OF GUARANTY AGREEMENT]

                                   SUPPLEMENT
                                       TO
                          SUBSIDIARY GUARANTY AGREEMENT

          THIS SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of January 30, 2002, made jointly and severally by each of the corporations listed on the signature pages hereto (each, an "Additional Guarantor"), in favor of SUNTRUST BANK, a Georgia banking corporation and successor by merger to SunTrust Bank, Central Florida, National Association, BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., a national banking association, PNC BANK, N.A., a national banking association, THE FIFTH THIRD BANK, a national banking association, and such other financial institutions becoming a party hereto from time to time (individually, a "Lender" and collectively, the "Lenders"), SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANK OF AMERICA, N.A., as syndication agent for the Lenders (in such capacity, the "Syndication Agent"). The Lenders, the Administrative Agent and the Syndication Agent are hereinafter collectively referred to herein as the "Guaranteed Parties".

                              W I T N E S S E T H:

          WHEREAS, Hughes Supply, Inc., a Florida corporation ("Hughes"), the Lenders, the Administrative Agent and the Syndication Agent are parties to a Line of Credit Agreement, dated as of January 26, 1999, as amended by that certain First Amendment to Line of Credit Agreement dated as of September 29, 1999, that certain Second Amendment to Line of Credit Agreement dated as of May 29, 2000, that certain Third Amendment to Line of Credit Agreement dated as of December 13, 2000, that certain Fourth Amendment to Line of Credit Agreement dated as of December 20, 2000, that certain Fifth Amendment to Line of Credit Agreement, dated as of May 31, 2001, and that certain Sixth Amendment to Line of Credit Agreement, dated as of the date hereof (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the "Line of Credit Agreement"), pursuant to which the Lenders, ABN AMRO Bank, N.V., a banking corporation organized under the laws of the Netherlands, Wachovia Bank, N.A., a national banking association, and SouthTrust Bank, an Alabama corporation, formerly known as SouthTrust Bank, N.A. made available to Borrower credit facilities subject to the terms and conditions set forth therein;

          WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of Hughes have executed and delivered a Subsidiary Guaranty Agreement, dated as of January 26, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of Hughes under the Line of Credit Agreement and the other Credit Documents (as defined in the Line of Credit Agreement);

          WHEREAS, Hughes, the Subsidiary Guarantors and the Additional Guarantors share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; Hughes provides certain centralized financial, accounting and management services to the Additional Guarantors; the making of the loans will facilitate expansion and enhance the overall financial strength and stability of the Hughes's corporate group, including the Additional Guarantors; and by virtue of intercompany advances and loans, the financial accommodations to Hughes under the Line of Credit Agreement shall inure to the direct and material benefit of the Additional Guarantors; and

          WHEREAS, it is a condition to the Lenders' continued obligation to make loans to Hughes under the Line of Credit Agreement that each Additional Guarantor execute and deliver to the Administrative Agent on behalf of the Lenders this Supplement to Guaranty Agreement, and each Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the loans to Hughes under the Line of Credit Agreement, each Additional Guarantor hereby agrees as follows:

          1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings specified for such terms in the Subsidiary Guaranty.

          2. Additional Guarantor. Each Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Administrative Agent and other Guaranteed Parties to the same extent and with the same effect as though such Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, each Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity by acceleration or otherwise, of all Line of Credit Loans and all other Obligations (as defined in the Line of Credit Agreement), including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys' fees actually incurred and reasonable out-of-pocket expenses) incurred by the Guaranteed Parties in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 16 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor" shall be deemed to include each Additional Guarantor as if such Additional Guarantor was one of the original

Guarantors executing the Subsidiary Guaranty.

          3. Enforceability. This Supplement has been duly authorized, executed and delivered by each Additional Guarantor and constitutes a legal, valid and binding obligation of such Additional Guarantor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          4. Counterparts. This Supplement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          5. Effective Upon Delivery. This Supplement shall become effective upon execution by each Additional Guarantor and delivery of this Supplement, as executed, to the Administrative Agent.

          6. Governing Law; Appointment of Agent for Service of Process; Submission to Jurisdiction; Waiver of Jury Trial.

          a. THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          b. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, EACH ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE ADMINISTRATIVE AGENT OR OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH ADDITIONAL GUARANTOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO

GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY (30) DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO SUCH ADDITIONAL GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF ANY ADDITIONAL GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

          c. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

          7. Severability. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                   [Signatures appear on the following page.]

          IN WITNESS WHEREOF, each Additional Guarantor has caused this Supplement to Guaranty Agreement to be duly executed and delivered to the Administrative Agent by its duly authorized officers as of the date first above written.

Address for Notices:                             ADDITIONAL GUARANTORS:

4925 Kearney Street                WATERWORKS HOLDING COMPANY, a Colorado
Denver, Colorado 80216             corporation
Attention: J. Stephen Zepf
                                   By:__________________________________________
                                   Name:
                                   Title:


4925 Kearney Street                WATERWORKS SALES COMPANY, a Colorado
Denver, Colorado 80216             corporation
Attention: J. Stephen Zepf
                                   By:__________________________________________
                                   Name:
                                   Title:


1403 Foulk Road, Suite 102         HHH, LLC, a Delaware limited liability
Wilmington, DE  19803              company
Attention: Gordon Stewart
                                   By:__________________________________________
                                   Name:
                                   Title:


1403 Foulk Road, Suite 102         HSI NORTH CAROLINA, LLC, a North Carolina
Wilmington, DE  19803              limited liability company
Attention: Gordon Stewart
                                   By:__________________________________________
                                   Name:
                                   Title:


1403 Foulk Road, Suite 102         HSI INDIANA, LLC, an Indiana limited
Wilmington, DE  19803              liability company
Attention: Gordon Stewart
                                   By:__________________________________________
                                   Name:
                                   Title:

              [SIGNATURE PAGE TO SUPPLEMENT TO GUARANTY AGREEMENT]